Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of January, 2019, by and between SILICON VALLEY BANK (“Bank”) and SIENNA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 29, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) modify the milestone, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Term Loans). Section 2.1.1(a) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(a) Availability. On the Effective Date, subject to the terms and conditions of this Agreement, Bank shall make one (1) term loan to Borrower in an aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) (the “Term A Loan”). During the Term B Draw Period, subject to the terms and conditions of this Agreement, Borrower may request and Bank shall make one (1) term loan to Borrower in the amount of Fifteen Million Dollars ($15,000,000.00) (the “Term B Loan” and, together with the Term A Loan, each a “Term Loan,” and collectively, the “Term Loans”).”

2.2 Section 2.1.1 (Term Loans). Section 2.1.1(c)(i) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(i) Voluntary.

(I) Borrower shall have the option to prepay all, but not less than all of the Term Loans advanced by Bank under this Agreement, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loans at least five (5) days prior to such prepayment (or such shorter period as agreed by Bank) and (b) pays, on the date of such prepayment, (i) all outstanding principal, plus accrued and unpaid interest with respect to the Term Loans, (ii) the Final Payment, (iii) the Prepayment Fee and (iv) all other sums, if any, that shall have become due and payable hereunder in connection with the Term Loans.

(II) Notwithstanding anything herein to the contrary, upon the occurrence of the Liquidity Trigger, Borrower shall have the option to prepay the Term Loans, provided Borrower (a) delivers written notice to Bank of its election to prepay the Term Loans no later than five (5) days after the Liquidity Trigger and at least five (5) days prior to such prepayment (or such shorter period as agreed by Bank), (b) prepays such part of the Term Loans in a denomination that is a whole number multiple of Fifteen Million Dollars ($15,000,000) (or if the total outstanding Obligations are a lesser amount, then such lesser amount), and (c) pays, on the date of such prepayment, (i) the portion of outstanding principal, plus accrued and unpaid interest with respect to the portion of such Term Loans being prepaid, (ii) the applicable Final Payment with respect to the portion of such Term Loans being prepaid, (iii) the Prepayment Fee with respect to the portion of such Term Loans being prepaid; provided, however, that such Prepayment Fee shall apply pro-rata only to prepaid amounts in excess of Fifteen Million Dollars ($15,000,000), and (iv) all other sums, if any, that shall have become due and payable hereunder in connection with respect to the portion of such Term Loans being prepaid. For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.1.1(b) on a pro-rata basis.”

2.3 Section 6.2 (Financial Statements, Reports, Certificates.). Section 6.2 (b) of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“(b) Compliance Certificate. Within thirty (30) days after the last day of each month, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and such other information as Bank may reasonably request;”

2.4 Section 6.7 (Liquidity Trigger). Section 6.7 of the Loan Agreement hereby is amended and restated in its entirety and replaced with the following:

“6.7 Liquidity Trigger. If Borrower’s unrestricted cash at Bank falls below (a) at all times after the First Amendment Effective Date and prior to February 28, 2019, Thirty Million Dollars ($30,000,000), and (b) at all times on and after February 28, 2019, the greater of (i) Thirty Million Dollars ($30,000,000) and (ii) the sum of (x) Fifteen Million Dollars ($15,000,000), plus (y) six (6) times the amount of Borrower’s Cash Burn (tested monthly as of the last day of each month) (the aforementioned (a) or (b), as appropriate, the “Liquidity Trigger”), then Borrower shall either (i) prepay the Term Loans in accordance with Section 2.1.1(c)(i)(II) hereof or (ii) immediately cash secure not less than the lesser of the outstanding balance or Fifteen Million Dollars ($15,000,000) of the principal balance of all outstanding Indebtedness under the Term Loans in the Pledged Account (a “Cash Collateralization”). Borrower hereby authorizes and directs Bank to transfer to the Pledged Account an amount equal to Fifteen Million Dollars ($15,000,000) if Borrower fails to maintain compliance with Section 6.7, it being understood that the foregoing authorization shall constitute an immediate Cash Collateralization, irrespective of any delay by Bank in effecting such transfer, to the extent that sufficient Borrower funds are then available for Bank to effect such transfer. Failure to comply with the Cash Collateralization requirement above shall result in an immediate Event of Default. For the sake of clarity, upon Borrower taking the aforementioned steps to prepay the Term Loans or effectuate the Cash Collateralization, this Section 6.7 shall no longer apply.”

2.5 Section 13 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety in Section 13.1 of the Loan Agreement, as appropriate, as follows:

“Cash Burn” means, as of any date of determination, the amount equal to Borrower’s total unrestricted cash at Bank as of the first day of the applicable measuring period minus Borrower’s total cash balance at Bank as of the last day of the applicable measuring period adjusted to exclude any changes in Borrower’s total cash balance as a result of debt and/or equity financing activities, and upfront and milestone payments in connection with joint ventures, strategic alliances, or out-licensing of Borrowers’ Intellectual Property and measured on the Applicable Trailing Basis (as set forth in the table below) multiplied by the Applicable Multiplier (as set forth in the table below).

Date of Measurement	Applicable Trailing Basis	Applicable Multiplier
February 28, 2019	1 month	1
March 31, 2019	2 months	1/2
April 30, 2019 and each month-end thereafter	3 months	1/3

“Final Payment Percentage” is six and one half percent (6.50%).

“First Amendment Effective Date” is January 28, 2019.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrants, the UK Share Pledge Documents, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Pledge Agreement” means that certain Bank Services Cash Pledge Agreement executed by Borrower in favor of Bank as of the Effective Date, as amended by that certain First Amendment to Bank Services Cash Pledge Agreement executed by Borrower in favor of Bank as of the First Amendment Effective Date .

“Warrants” are those certain Warrants to Purchase Stock dated as of the First Amendment Effective Date, or any date theretofore or thereafter, issued by Borrower in favor of Bank and Life Science Loans II, LLC respectively.

2.6 Section 13 (Definitions). The following terms and their respective definitions hereby are deleted in their entirety from Section 13.1 of the Loan Agreement:

“Cash Collateralization Release Milestone”, “Term C Loan”, “Term C Draw Period”, “Term C Draw Period Milestone 1”, “Term C Draw Period Milestone 2”

2.7 Annex I to the Pledge Agreement is hereby replaced with Annex I attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto, (ii) the Warrants, and (iii) updated Borrowing Resolutions, and (b) Bank’s receipt all fees then due and owing and all invoiced Bank Expenses incurred through the First Amendment Effective Date.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Anthony Flores Name: Anthony Flores Title: Managing Director	BORROWER SIENNA BIOPHARMACEUTICALS, INC. By: /s/ John W. Smither Name: John W. Smither Title: CFO

[Signature Page to First Amendment to Loan and Security Agreement]

Annex I to Bank Services Cash Pledge Agreement

This Annex I to Bank Services Cash Pledge Agreement supplements the terms of that certain Bank Services Cash Pledge Agreement executed by SIENNA BIOPHARMACEUTICALS, INC., a Delaware corporation (“Applicant”) in favor of SILICON VALLEY BANK (“Bank”) dated as of June 29, 2018 (as amended from time to time, the “Pledge Agreement”).

Applicant and Bank are parties to that certain Loan and Security Agreement dated as of June 29, 2018 (as the same may from time to time be amended, modified, supplemented or restated, including by that certain First Amendment to Loan and Security Agreement dated as of January 28, 2019, the “Loan Agreement”). Capitalized terms used herein but not defined herein have the meaning assigned such terms in the Loan Agreement

Pursuant to the conditions of the Loan Agreement, if at any time, Borrower’s unrestricted cash at Bank falls below (a) at all after the First Amendment Effective Date and prior to February 28, 2019, Thirty Million Dollars ($30,000,000), and (b) at all times on or after February 28, 2019, the greater of (i) Thirty Million Dollars ($30,000,000) and (ii) the sum of (x) Fifteen Million Dollars ($15,000,000), plus (y) six (6) times the amount of Borrower’s Cash Burn (tested monthly as of the last day of each month) (the aforementioned (a) or (b), as appropriate, the “Liquidity Trigger”), then Borrower shall either (i) prepay the Term Loans in accordance with Section 2.1.1(c)(i)(II) hereof or (ii) immediately cash secure not less than the lesser of the outstanding balance or Fifteen Million Dollars ($15,000,000) of the principal balance of all outstanding Indebtedness under the Term Loans in the Pledged Account (a “Cash Collateralization”).

Bank and Applicant hereby agree that (i) Applicant’s execution of the Pledge Agreement and pledge of the Deposit Account (as defined in the Pledge Agreement) thereunder shall satisfy the requirements related to the setup and funding of the Pledged Account set forth in the Loan Agreement once such account has been fully funded with the amount of unrestricted cash set forth above, (ii) the Loan Agreement and the other Loan Documents shall be deemed to be “Client Agreements” and “Documents” referenced in and such terms are defined in the Pledge Agreement, and (iii) the making by Bank of the Term Loan under the Loan Agreement shall be the “Bank Services” referenced in the Pledge Agreement.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: ______________________________

FROM: SIENNA PHARMACEUTICALS, INC., on behalf of Borrower

The undersigned authorized officer of SIENNA PHARMACEUTICALS, INC. (“Borrower”) certifies , solely in his/her capacity as an officer of the company and not in his/her individual capacity, that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Quarterly Financial Statements	Quarterly within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days and within seven (7) days of any updates/amendments	Yes No

Financial Covenant	Required	Actual	Complies
Liquidity Trigger*	(i) Before 2/28/2019, $30,000,000, and (ii) on and at all times after 2/28/2019, greater of (x) $30,000,000 or (y) $15,000,000 plus 6 times Cash Burn	$_________	Yes No

*

If Borrower’s unrestricted cash falls below the minimum required amounts, then Borrower shall either (i) prepay the Term Loans or (ii) immediately cash secure not less than the lesser of the outstanding balance or Fifteen Million Dollars ($15,000,000) of the principal balance of all outstanding Indebtedness under the Term Loans in the Pledged Account. If Borrower chooses to prepay the Term Loans pursuant to Section 2.1.1(c)(i)(II), then the Liquidity Trigger shall no longer apply or be measured as of the date of prepayment.

Other Matters

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SIENNA PHARMACEUTICALS, INC., as Borrower	BANK USE ONLY
Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER:	SIENNA BIOPHARMACEUTICALS, INC.	DATE:
BANK:	SILICON VALLEY BANK

I hereby certify , solely in my capacity as an officer of Borrower and not in my individual capacity, as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of Borrower.    My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto are true, correct and complete copies of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth above. Such Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower.

RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effect these resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name: Title:

***

If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify, solely in my capacity as an officer of Borrower and not in my individual capacity, as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name: Title: